SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Septmeber 25, 2008

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 25, 2008, Vectren Corporation (the “Company”) amended certain employment agreements for certain of its named executive officers and the change in control agreement for its Chief Executive Officer to make changes in connection with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and entered into a Non-Qualified Deferred Compensation Plan as a substitution for the Company’s frozen non-qualified deferred compensation plan.

The amendments are effective as of the effective date of each applicable employment agreement and the change in control agreement.  The amendments are generally technical in nature.  The Non-Qualified Deferred Compensation Plan is effective as of January 1, 2005.  The Non-Qualified Deferred Compensation Plan was prepared in compliance with Section 409A.

Employment Agreements

While the amendments were generally technical in nature, following are the more significant amendments:

•	Slight change to the notice period and slight clarification to the cure period for the Company on a termination of employment for “good reason.”

•	Addition of a delay provision if compensation is not deductible under Section 162(m) of the Code.

•
Adjustments to the timing of gross-up payment for those employment agreements with a gross up payment and insertion of a methodology for cut-back of payments for those employment agreements with a cut-back provision.

•	Addition of the same provisions as the change in control agreement, see below. These provisions only apply after a change in control.

Change in Control Agreement

•	Six-month delay in most payments.

•	Addition of a definition of “separation from service.”

Non-Qualified Deferred Compensation Plan

Following is a brief description setting forth some of the key provisions of the Non-Qualified Deferred Compensation Plan:

•	Participants include certain highly compensated and management employees selected by the Compensation and Benefits Committee and directors of the Corporation and its subsidiaries.

•
Under the terms of the plan, such employees and directors may defer compensation including, without limitation, salary, fees, bonus, restricted stock, and stock unit awards.  In addition, certain contributions by the Company may be made to the plan for certain employees and directors.

•	The plan sets forth the timing of deferral elections and the process and timing for changes to any deferral election.

•	Compensation deferred into the plan is maintained in an account (which is a book keeping entry) and allocated among measurement funds.

•
Each participant may select the payment events from those choices set forth in the plan.  Payment events include (1) scheduled distribution, (2) change in control, (3) retirement, (4) separation from service (not retirement), (5) disability, and (6) death.  Depending on the payment event selected, the participant will be paid in a lump sum or in installments.

•	Payments from the plan are generally delayed for six months after a separation from service.

The full text of the amendment to the employment agreements with certain named executive officers and the change in control agreement with the Chief Executive Officer and the Non-Qualified Deferred Compensation plan are filed herewith as Exhibits 10.1, 10.2, 10.3, respectively, and are incorporated herein by reference.  The foregoing descriptions of the amendments and plan are qualified in their entirety by the full text thereof.

Item 9.01 .  Financial Statements and Exhibits

    (d)    Exhibits.

10.1	Amendment Number One to the Vectren Corporation Change in Control Agreement, effective as of March 1, 2005 between Vectren Corporation and Niel C. Ellerbrook
10.2	Amendment Number One to the Specimen Vectren Corporation Employment Agreement between Vectren Corporation and Executive Officers

10.3	Vectren Corporation Nonqualified Deferred Compensation Plan, effective January 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
September 29, 2008

By: /s/ Ronald E. Christian
Ronald E. Christion
Executive Vice President- Chief
Administrative Officer and General
Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment Number One to the Vectren Corporation Change in Control Agreement, effective as of March 1, 2005 between Vectren Corporation and Niel C. Ellerbrook
10.2	Amendment Number One to the Specimen Vectren Corporation Employment Agreement between Vectren Corporation and Executive Officers

10.3	Vectren Corporation Nonqualified Deferred Compensation Plan, effective January 1, 2005